UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 31, 2018

TAUBMAN CENTERS, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan
(State of Other Jurisdiction of Incorporation)

	1-11530	38-2033632
	(Commission File Number)	(I.R.S. Employer Identification No.)

	200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan	48304-2324
	(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 258-6800

None
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                  ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting of shareholders of Taubman Centers, Inc. (the “Company”) on May 31, 2018 (the “2018 Annual Meeting”), the Company’s shareholders approved The Taubman Company LLC 2018 Omnibus Long-Term Incentive Plan (the “2018 Plan”), which replaces The Taubman Company LLC 2008 Omnibus Long-Term Incentive Plan that expired on May 29, 2018. The 2018 Plan provides for the award to directors, officers, employees and other service providers of the Company, The Taubman Realty Group Limited Partnership ("TRG"), The Taubman Company LLC and their respective subsidiaries and affiliates, or any one of them, of restricted shares, unrestricted shares, restricted share units, options to purchase shares, restricted profits units (relating to TRG), and dividend equivalent rights to acquire up to an aggregate of 2,800,000 shares of the Company’s common stock or Profits Units of TRG. The 2018 Plan will expire on May 31, 2028, unless earlier terminated by the Board of Directors.

The foregoing summary is qualified in its entirety by reference to the 2018 Plan, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders

At the 2018 Annual Meeting, the Company's shareholders voted on the following five proposals.

•Election of three director nominees to the Company's Board of Directors, each to serve until the 2019 annual meeting of shareholders (Proposal 1);

•Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2018 (Proposal 2);

•Approval (on an advisory basis) of the compensation of the Company's named executive officers (Proposal 3);

•Approval of the 2018 Omnibus Long-Term Incentive Plan (Proposal 4); and

•Consideration of the Land & Buildings Capital Growth Fund, LP's ("Land and Buildings") proposal regarding the Company's capital and voting structure (Proposal 5).

On June 4, 2018 a final certified voting report for our 2018 Annual Meeting was issued by the independent inspector of elections, Corporate Election Services ("CES"). The final certified results of the voting, as reported by CES, are shown below*:
Proposal 1 - Election of Directors

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Mayree C. Clark	79,382,689	334,779	139,826
Michael J. Embler	79,481,214	236,254	139,826
William S. Taubman	38,312,809	20,428	139,826
Jonathan Litt	41,304,593	79,638	139,826

Proposal 2 - Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstain
78,842,170	807,347	207,777

Proposal 3 - Advisory Vote on Named Executive Officer Compensation

Votes For	Votes Against	Abstain	Broker Non-Votes
77,235,907	2,079,330	402,232	139,825

Proposal 4 - Approval of the 2018 Omnibus Long-Term Incentive Plan

Votes For	Votes Against	Abstain	Broker Non-Votes
76,410,960	2,928,839	377,670	139,825

Proposal 5 - Vote on Land & Buildings' Proposal Regarding the Company's Capital and Voting Structure

Votes For	Votes Against	Abstain	Broker Non-Votes
32,542,840	46,963,278	211,350	139,826

*For Proposal 1, the three nominees receiving the most votes cast were elected as directors. Proposals 2, 3, 4, and 5 required the affirmative vote of 66⅔% of the outstanding voting shares for approval; the total outstanding voting shares as of the record date, April 2, 2018, were 85,929,433 shares.
Item 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits

Exhibit	Description

10.1
The Taubman Company 2018 Omnibus Long-Term Incentive Plan, effective as of May 31, 2018 (incorporated herein by reference to Appendix B to the Registrant’s Proxy Statement on Schedule 14A, filed with the Commission on April 30, 2018).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2018	TAUBMAN CENTERS, INC.

	By:	/s/ Simon J. Leopold
Simon J. Leopold
Chief Financial Officer